Heenan Blaikie

T 416 360.6336 F 416 360.8425 Bay Adelaide Centre 333 Bay Street, Suite 2900 P.O. Box 2900 Toronto, Ontario Canada M5H 2T4 heenanblaikie.com

Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., C.C., C.H., Q.C., FRSC (1984 - 2000)
The Right Honourable Jean Chrétien, P.C., C.C., Q.C.
The Honourable Donald J. Johnston, P.C., O.C., Q.C.
Pierre Marc Johnson, G.O.Q., FRSC
The Honourable Michel Bastarache
The Honourable René Dussault, FRSC
The Honourable John W. Morden
Peter M. Blaikie, Q.C.
André Bureau, O.C.

September 8, 2009

YM BioSciences Inc.
Suite 400, Building 11,
5045 Orbitor Drive,
Mississauga, Ontario, Canada,
L4W 4Y4

Re:           YM BioSciences Inc. Registration Statement on Form F-10

Dear Sirs/Mesdames:

We hereby consent to the reference to our firm’s name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus filed as part of the registration on Form F-10 relating to the offering of up to U.S.$75,000,000 of equity securities of YM BioSciences Inc. In giving this consent we do not thereby admit that we come within the category of persons whose consent is rquired by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

Yours very truly,

Heenan Blaikie llp

“Heenan Blaikie”

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